Exhibit 4.30

EXECUTION VERSION

SEVENTH ADDENDUM TO THE SALE OF ASSETS AGREEMENT

between

RUSTENBURG PLATINUM MINES LIMITED

(“the Purchaser”)

and

BOIKGANTSHO PLATINUM MINE PROPRIETARY LIMITED

(“the Seller”)

TABLE OF CONTENTS

Page No.

1. Interpretation	1

2. Introduction	1

3. Amendment	2

4. Savings clause	2

5. Miscellaneous	2

1.	Interpretation

1.1

In this Addendum, the following words shall, unless otherwise stated or where inconsistent with the context in which they appear, bear the following meanings and other words derived from the same origins as such words (that is, cognate words) shall bear corresponding meanings:

1.1.1	“Addendum”	this seventh addendum to the Sale of Assets Agreement;

1.1.2	“Parties”	the parties to this Addendum and the Sale of Assets Agreement being the Purchaser and the Seller;

1.1.3	“Sale of Assets Agreement”	the Sale of Assets Agreement entered into by the Parties on 27 March 2013, together with any Schedules thereto, as may be amended from time to time; and

1.1.4	“Seventh Addendum Signature Date”	the date on which this Addendum is signed (whether or not in counterpart) by the last of the signing Parties.

1.2	Except as defined in clause 1.1 or as expressly provided otherwise, capitalised words and phrases in this Addendum shall have the same meanings as defined in the Sale of Assets Agreement.

2.	Introduction

2.1	On 27 March 2013, the Parties entered into the Sale of Assets Agreement.

2.2	The Parties wish to enter into this Addendum in order to amend the Sale of Assets Agreement as set out in clause 3 of this Addendum.

3.	Amendment

With effect from the Seventh Addendum Signature Date, the Parties amend the Sale of Assets Agreement by deleting the date “15 November 2013” from where it appears in clause 3.1 and replacing it with the date “31 January 2014”.

4.	Savings clause

This Addendum constitutes an amendment to the Sale of Assets Agreement within the meaning of clause 16.5 of the Sale of Assets Agreement. Save as set out herein all the remaining terms and conditions of the Sale of Assets Agreement will continue in full force and effect and shall not be amended, varied or changed as a result of the provisions of this Addendum.

5.	Miscellaneous

5.1	No amendment or variation of this Addendum shall affect the terms hereof unless such amendment or variation is reduced to writing and signed by each of the Parties.

5.2	This Addendum may be executed in any number of counterparts, and this has the same effect as if signatures on the counterparts were on a single copy of this Addendum.

SIGNATURE PAGE

SELLER

Signed at SANDTON on 15 November 2013

For and on behalf of:

BOIKGANTSHO PLATINUM MINE PROPRIETARY LIMITED

Name:	AHCH Motaung

Office:	Director
(who warrants his authority)

PURCHASER

Signed at on 2013

For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED

Name:

Office:
(who warrants his authority)